Exhibit 10.2
TRANSFER AND ACCEPTANCE OF MEMBERSHIP INTEREST
     KNOW ALL MEN, by the presents that the undersigned John D. Oil and Gas Company (the “Assignor”), for good, valuable and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer, assign and set over unto Geis Coyne Oil & Gas, LLC (the “Assignee”) a portion of Assignor’s right, title and interest, to-wit: twenty-five (25) membership units/twenty-five percent (25%) ownership interest in and to Kukuit Resources, LLC, an Ohio limited liability company, including without limitation, capital accounts, and undistributed profits and losses attributable thereto;
     AND, KNOW ALL MEN BY THESE PRESENTS, that in consideration of the foregoing assignment, transfer and conveyance Assignee does hereby accept said transfer, assignment and conveyance, and that the said Assignee does agree to be bound by and to observe all terms and conditions of the Second Amended and Restated Operating Agreement of Kykuit Resources, LLC of even date herewith.
     WITNESS THE SIGNATURES of Assignor and Assignee as of this 29th day of May, 2008.

ASSIGNOR:

John D. Oil and Gas Company

By:	/s/ Gregory J. Osborne Gregory J. Osborne
Its:	President

ASSIGNEE:

Geis Coyne Oil & Gas, LLC

By:	/s/ Alfred I. Geis Alfred I. Geis
Its:	Member